Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.

Ron Santilli

Chief Financial Officer

415-657-5500

Investor Relations

John Mills

Integrated Corporate Relations, Inc.

310-954-1105

john.mills@icrinc.com

Cutera® Reports Second Quarter 2006 Results

—Company Sets New Record for Revenue, and Raises Full-year Guidance—

BRISBANE, Calif., August 7, 2006 — Cutera, Inc. (NASDAQ: CUTR), a leading provider of laser and other light-based aesthetic systems for practitioners worldwide, today reported financial results for the second quarter and six months ended June 30, 2006. Key financial highlights are as follows:

Second Quarter 2006:

•	Revenue increased by $6.8 million, or 39%, to $24.4 million, compared to the second quarter of 2005.

•	GAAP diluted loss per share, which included the patent litigation settlement and stock-based compensation expenses, was $(0.73). Non-GAAP (1) diluted earnings per share was $0.20.

First Half 2006:

•	Revenue increased by $12.4 million, or 38%, to $45.2 million, compared to the first half of 2005.

•	Diluted loss per share, which included the patent litigation settlement and stock-based compensation expenses, was $(0.64). Non-GAAP(1) diluted earnings per share was $0.33.

“We are very pleased with our second quarter revenue growth, which exceeded our expectations and, we believe, outpaced the overall strong growth in our industry,” said Kevin Connors, President and Chief Executive Officer. “These results reflect the positive reception our products have been receiving in the marketplace and the investments we have been making in expanding and improving our sales force.”

“Our financial position remains very strong with $82.0 million of cash and marketable investments- and no debt - enabling us to make additional investments in new product development and sales force expansion,” added Mr. Connors. “We expect to continue improving the financial leverage in our operating expenses. And with the patent litigation behind us, we are very excited that our management efforts during the second half of 2006 will be focused sharply on expanding our market share and taking advantage of the long-term growth opportunities in light-based aesthetic systems.”

Guidance:

Management believes that revenue for the third quarter and full year of 2006 will be approximately $25.0 million and $100 million, respectively. GAAP diluted earnings per share for the third quarter and full year of 2006 are expected to be $0.21 (Non-GAAP(1) $0.27) and break-even (Non-GAAP(1) $1.00), respectively.

Non-GAAP Presentation:

(1)	Effective January 1, 2006, Cutera adopted Statement of Financial Accounting Standards (SFAS) No. 123(R), which required the Company to recognize compensation expense relating to share-based payment transactions in the Statement of Operations. In June 2006, the Company settled its patent litigation. To supplement the consolidated condensed financial statements presented on a GAAP basis, management has provided Non-GAAP net income and Non-GAAP diluted income per share measures that exclude the impact of the litigation settlement and all stock-based compensation expenses, both net of income taxes. The Company believes that these Non-GAAP financial measures provide investors with insight into what is used by management to conduct a more meaningful and consistent comparison of the company’s ongoing operating results and trends, compared with historical results. This presentation is also consistent with management’s internal use of the measure, which it uses to measure the performance of ongoing operating results, against prior periods and against our internally developed targets. A table reconciling the GAAP financial measures to the Non-GAAP measures, is included in the condensed consolidated financial information attached to this release.

Conference Call

The conference call is scheduled to begin at 2:00 p.m. PDT (5:00 p.m. EDT) on August 7, 2006. The call will be broadcast live over the Internet hosted at the Investor Relations section of the Company’s website at www.cutera.com and will be archived online within one hour of its completion. In addition, you may call 800-817-4887 to listen to the live broadcast. Participating in the call will be Kevin Connors, President and Chief Executive Officer, and Ron Santilli, Chief Financial Officer.

A telephonic playback of this call will be available from 5:00 p.m. PDT on August 7, 2006, through 11:59 p.m. PDT on August 21, 2006 by calling 888-203-1112. To access this playback, please enter pass code 4814163.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other light-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable dermatologists, plastic surgeons, gynecologists, primary care physicians and other qualified practitioners to offer safe, effective and non-invasive aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera’s ability to continue to rapidly grow its business, its ability to successfully expand its market share, as well as Cutera’s financial guidance for the third quarter and fiscal year 2006, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera’s actual results to differ materially from the statements contained herein. Cutera’s second quarter and six-months ended June 30, 2006 financial performance, as discussed in this release, is preliminary and unaudited, and subject to adjustment. Estimates for the third quarter and fiscal year 2006 financial performance are subject to a number of assumptions regarding the future operation of our business. Further information on potential risk factors that could affect Cutera’s business and its financial results are detailed in its most recent 10-K and 10-Q as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CUTERA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$1,923	$5,260
Marketable investments	80,042	86,736
Accounts receivable, net	5,651	6,478
Inventory	6,449	5,245
Deferred tax asset	7,611	3,027
Other current assets	5,661	3,728

Total current assets	107,337	110,474

Property and equipment, net	956	1,015
Intangibles, net	1,536	469

Total assets	$109,829	$111,958

Liabilities and Stockholders' Equity
Liabilities:
Accounts payable	$1,316	$1,352
Accrued liabilities	10,410	9,131
Deferred revenue	2,637	1,673

Total current liabilities	14,363	12,156

Deferred rent	1,260	1,096
Deferred revenue, net of current portion	1,743	1,469
Deferred tax liability	60	60

Total liabilities	17,426	14,781

Stockholders’ equity:
Common stock	13	12
Additional paid-in capital	79,369	77,705
Deferred stock-based compensation	(629)	(2,171)
Retained earnings	13,801	21,743
Accumulated other comprehensive loss	(151)	(112)

Total stockholders’ equity	92,403	97,177

Total liabilities and stockholders’ equity	$109,829	$111,958

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30
	2006	2005	2006	2005
Net revenue	$24,395	$17,570	$45,152	$32,717
Cost of revenue	7,768	4,883	13,579	8,896

Gross profit	16,627	12,687	31,573	23,821

Operating expenses:
Sales and marketing	8,305	5,832	16,851	11,632
Research and development	1,552	1,412	2,859	2,597
General and administrative	4,248	2,283	8,623	4,596
Litigation settlement	18,391	—	18,391	—

Total operating expenses	32,496	9,527	46,724	18,825

Income (loss) from operations	(15,869)	3,160	(15,151)	4,996
Interest and other income, net	830	516	1,786	802

Income (loss) before income taxes	(15,039)	3,676	(13,365)	5,798
Provision (benefit) for income taxes	(5,990)	972	(5,423)	1,608

Net income (loss)	$(9,049)	$2,704	$(7,942)	$4,190

Net income (loss) per diluted share	$(0.73)	$0.20	$(0.64)	$0.31

Weighted-average number of shares used in diluted per share calculations	12,444	13,585	12,352	13,536

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Cash flows from operating activities:
Net income (loss)	$(9,049)	$2,704	$(7,942)	$4,190
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	214	157	413	318
Change in allowance for doubtful accounts	(87)	(46)	(4)	(85)
Provision for excess and obsolete inventory	32	143	32	393
Change in deferred taxes	(4,606)	6	(4,584)	8
Stock-based compensation	911	303	1,997	729
Tax benefit from stock option exercises	(1,006)	761	—	1,314
Excess tax benefit related to stock-based compensation expense	999	—	—	—
Changes in assets and liabilities:
Accounts receivable	1,083	96	831	853
Inventory	203	(406)	(1,236)	(1,395)
Other current assets	(1,721)	(444)	(1,933)	(676)
Accounts payable	(1,071)	276	(36)	48
Accrued liabilities	1,537	1,007	1,279	348
Deferred rent	82	112	164	224
Deferred revenue	586	211	1,238	226

Net cash provided by (used in) operating activities	(11,893)	4,880	(9,781)	6,495

Cash flows from investing activities:
Acquisition of property and equipment	(137)	(127)	(251)	(257)
Acquisition of intangibles	(1,170)	—	(1,170)	—
Proceeds from sales of marketable investments	11,021	9,500	11,460	13,450
Proceeds from maturities of marketable investments	28,717	1,000	47,405	2,010
Purchase of marketable investments	(27,221)	(19,405)	(52,210)	(24,025)

Net cash (used in) provide by investing activities	11,210	(9,032)	5,234	(8,822)

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	654	847	1,210	2,214
Excess tax benefit related to stock-based compensation expense	(999)	—	—	—

Net cash provided by financing activities	(345)	847	1,210	2,214

Net decrease in cash and cash equivalents	(1,028)	(3,305)	(3,337)	(113)
Cash and cash equivalents at beginning of period	2,951	10,262	5,260	7,070

Cash and cash equivalents at end of period	$1,923	$6,957	$1,923	$6,957

Supplemental and non-cash disclosure of cash flow information:
Change in deferred stock-based compensation, net of terminations	$—	$(118)	$(1,255)	$(55)

CUTERA, INC.

CONSOLIDATED REVENUE HIGHLIGHTS

(in thousands, except percentage data)

(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005	Change	2006	2005	Change
Revenue By Geography:
United States	$16,428	$11,415	+44%	$31,337	$21,795	+44%
International	7,967	6,155	+29%	13,815	10,922	+26%

	$24,395	$17,570	+39%	$45,152	$32,717	+38%

Revenue By Product Category:
Products	$20,311	$14,634	+39%	$37,867	$27,295	+39%
Product upgrades	1,573	1,671	-6%	2,709	3,265	-17%
Service	1,401	860	+63%	2,522	1,610	+57%
Titan refills	1,110	405	+174%	2,054	547	+276%

	$24,395	$17,570	+39%	$45,152	$32,717	+38%

CUTERA, INC.

NON-GAAP RECONCILIATION OF NET INCOME AND NET INCOME PER SHARE

(in thousands, except per share data)

(unaudited)

	Three Months Ended 6/30/2006	Six Months Ended 6/30/2006
GAAP net loss	$(9,049)	$(7,942)

Non-GAAP adjustments to net loss
Litigation settlement (a)	18,391	18,391
Income tax effect of litigation settlement (c)	(7,114)	(7,114)
Stock-based compensation (b)	911	1,997
Income tax effect of stock-based compensation (c)	(301)	(659)

Total non-GAAP adjustments to net loss	11,888	12,615

Non-GAAP net earnings	$2,839	$4,673

GAAP diluted loss per share	$(0.73)	$(0.64)
Non-GAAP adjustments to diluted loss per share
Anti-dilutive impact of higher weighted-average shares used to compute non-GAAP diluted income per share	0.09	0.08
Litigation settlement, net of income tax effect (a)(c)	0.80	0.80
Stock-based compensation, net of income tax effect (b)(c)	0.04	0.09

Non-GAAP diluted net income per share	$0.20	$0.33

Weighted-average shares used to compute GAAP net loss per share	12,444	12,352

Weighted-average shares used to compute non-GAAP diluted net income per share	14,162	14,174

(a)	Litigation settlement expense incurred in June 2006.
(b)	Non-cash stock-based compensation charges recorded in accordance with SFAS 123 (R) with effect from January 1, 2006.
(c)	Reduced tax benefit at the marginal tax impact of excluding the litigation expense and the stock based compensation expense.

CUTERA, INC.

NON-GAAP RECONCILIATION OF GUIDANCE NET INCOME AND NET INCOME PER SHARE

(in thousands, except per share data)

(unaudited)

	Three Months Ended 9/30/2006	Year Ended 12/31/2006
Guidance GAAP net income	$3,070	$—

Non-GAAP adjustments to net income
Litigation settlement (a)		18,391
Income tax effect of litigation settlement (c)		(7,114)
Stock-based compensation (b)	1,250	4,500
Income tax effect of stock-based compensation (c)	(413)	(1,485)

Total non-GAAP adjustments to net income	838	14,292

Guidance Non-GAAP net income	$3,908	$14,292

Guidance GAAP diluted net income per share	$0.21	$—
Non-GAAP adjustments to GAAP diluted net income per share
Litigation settlement, net of income tax effect (a)	—	0.79
Stock-based compensation, net of income tax effect (b)(c)	0.06	0.21

Guidance Non-GAAP diluted net income per share	$0.27	$1.00

Weighted-average shares used to compute both GAAP and non-GAAP diluted net income per share	14,300	14,260

(a)	Litigation settlement expense incurred in June 2006.
(b)	Non-cash stock-based compensation charges recorded in accordance with SFAS 123 (R) with effect from January 1, 2006.
(c)	Reduced tax benefit at the marginal tax impact of excluding the litigation expense and the stock based compensation expense.